EXECUTION COPY

Exhibit (k)(15)

AMENDMENT NO. 7

TO

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 7 (this “Amendment”), dated as of March 20, 2017, to the Amended and Restated Credit Agreement, dated as of May 16, 2013, by and among NEXPOINT CREDIT STRATEGIES FUND, a Delaware statutory trust (herein referred to as the “Borrower”), the Banks party thereto from time to time and STATE STREET BANK AND TRUST COMPANY, as agent for the Banks (in such capacity, the “Agent”), as amended by Amendment No. 1, dated as of January 9, 2014, Amendment No. 2, dated as of May 9, 2014, Amendment No. 3, dated as of May 8, 2015, Amendment No. 4 and Waiver No. 1, dated as of May 6, 2016, Amendment No. 5 and Waiver No. 2, dated as of September 6, 2016, and Amendment No. 6, dated as of September 20, 2016 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II. The Borrower desires an amendment to the Loan Documents upon the terms and conditions herein contained, and the Banks have agreed thereto upon the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Borrower hereby:

(a) acknowledges and agrees that on and as of the date hereof the aggregate outstanding principal balance of the Loans is $100,650,000 (the “Closing Date Loan Balance”),

(b) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing) and (i) agrees and admits that it has no defense to any such obligation and (ii) agrees it shall not exercise any setoff or offset to any such obligation,

(c) acknowledges and agrees that, on and as of the date hereof it has no claim whatsoever against the Agent or any Bank under the Loan Documents and hereby waives and releases any and all such claims whether known or unknown, and

(d) (1) represents and warrants that, as of the date of execution and delivery hereof by the Borrower, no Default has occurred and is continuing and (2) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

2. The defined term “Borrowing Base” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Borrowing Base” means, at the relevant time of reference thereto, an amount which is equal to the lesser of (a) 33 1/3% of the Adjusted Net Assets of the Borrower and (b) during each applicable period set forth below, the sum (without duplication), with respect to each investment described below (to the extent that it is classified as an “asset” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles), of the percentage set forth below for such period multiplied by the Asset Value of such investment:

Applicable Period			Investment
Period I	Period II	Period III
90%	90%	90%	Eligible Commercial Paper rated A1 or better by S&P or P1 or better by Moody’s Eligible Government Securities

80%	80%	80%	Eligible Domestic Debt Securities, Eligible OECD Sovereign Debt Securities and Eligible Guaranteed Debt Securities, in each case rated BBB- or better by S&P or Baa3 or better by Moody’s

75%	75%	50%	Eligible Senior Loans which have a market value greater than 50% of the par value thereof Eligible Tier 1 CLO Debt Securities

70%	70%	70%	Eligible Domestic Debt Securities rated BB- or better (but lower than BBB-) by S&P or Ba3 or better (but lower than Baa3) by Moody’s

60%	60%	60%	Eligible Domestic Debt Securities rated B- or better (but lower than BB-) by S&P or B3 or better (but lower than Ba3) by Moody’s

50%	50%	30%	Eligible CLO Equity Securities

50%	50%	50%	Eligible Domestic Equity Securities

15%	7.5%	0%	Eligible Other Investments

provided, that:

(1) if any Security or other investment has a lower rating from one rating agency than from another, the higher rating shall be disregarded for purposes of the foregoing;

(2) no asset listed in any row in the table immediately above (other than the bottom row) shall be included in the calculation of the Borrowing Base if it constitutes an Illiquid Asset or an Unquoted Investment; and

(3) no asset shall be included in the calculation of the Borrowing Base if it is the subject of a reverse repurchase agreement, dollar roll or securities lending transaction.

3. The defined term “Termination Date” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Termination Date” means December 15, 2017, or such earlier date on which the Loans become due and payable in accordance herewith.

4. Section 1.01 of the Credit Agreement is hereby amended by deleting each of the following defined terms contained therein: “Eligible Tier 2 CLO Debt Security” and “Eligible Non-OECD Sovereign Debt Securities”.

5. Section 1.01 of the Credit Agreement is hereby further amended by inserting the following new defined terms, each in its appropriate alphabetical order:

“Amendment No. 7 Effective Date” means the Amendment Effective Date as such term is defined in Amendment No. 7 to this Agreement.

“Cash Flow Report” means a report in the form of Exhibit H hereto setting forth, as of the date of such Cash Flow Report, the Borrower’s projected cash flows for the period from the date of such Cash Flow Report through and including the Termination Date.

“Liquidity Report” means a report in the form of Exhibit I hereto setting forth, as of the date of such Liquidity Report, the Asset Value and liquidity profile of each portfolio asset of the Borrower, designating for each such portfolio asset the valuation maintained by the Borrower for such asset and the time period within which such asset could reasonably be expected to be sold and converted to cash (in an amount not less than 90% of the Asset Value thereof), taking into account relevant market, trading and investment considerations, including market depth for each such asset. For purposes of the Liquidity Report, the Borrower shall use the following liquidity classifications (in each case representing the number of days in which such asset could reasonably be expected to be sold and converted to cash): (i) three days or less, (ii) four to fifteen days, (iii) sixteen to thirty days, (iv) thirty-one to sixty days, (v) sixty to ninety days or (vi) more than ninety days.

“Period I” means the period from the Amendment No. 7 Effective Date to and including June 30, 2017.

“Period II” means the period from July 1, 2017 to and including September 30, 2017.

“Period III” means the period from October 1, 2017 to and including the Termination Date

6. Section 2.05(d)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d) (i) In addition to any and all payments which may be required under Section 2.05(b), Section 2.05(c) or Section 2.05(d)(ii) hereof, on or before each of the dates set forth below, the Borrower shall prepay the aggregate outstanding principal balance of the Loans by the amount set forth below adjacent to such date:

Date	Amount
April 6, 2017	$5,000,000
May 6, 2017	$5,000,000
June 6, 2017	$5,000,000
July 6, 2017	$10,000,000
August 6, 2017	$10,000,000
September 6, 2017	$10,000,000
October 6, 2017	$10,000,000
November 6, 2017	$10,000,000
December 6, 2017	$10,000,000

7. Section 5.01 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of paragraph (g) thereof, (b) replacing the period at the end of paragraph (h) thereof with “; and”, and (c) inserting a new paragraph (i) as follows:

(i) on the Amendment No. 7 Effective Date and on or prior to the fifteenth day of each calendar month thereafter, (i) a Cash Flow Report and (ii) a Liquidity Report, each reflecting information as of the prior month end.

8. Article V of the Credit Agreement is hereby amended by adding a new Section 5.24 thereto as follows:

SECTION 5.24. Independent Consultant. The Borrower shall reasonably cooperate with the Agent as necessary in order for the Agent to engage an independent consultant reasonably acceptable to the Agent and the Borrower (the “Valuation Consultant”), which Valuation Consultant shall prepare and deliver, at the sole and reasonable cost and expense of the Borrower, a report to the Agent for the benefit of each Bank on or before June 1, 2017, with respect to the valuation and liquidity of the Borrower’s portfolio assets (the “Independent Valuation Report”). The overall scope of the Independent Valuation Report shall be such that the Valuation Consultant will provide a conclusion (and including supporting evidence) that states that, as of the Amendment No. 7 Effective Date, either (i) the Borrower owns aggregate portfolio assets that could be converted to cash within 30 days in an amount that would exceed the aggregate outstanding principal balance of the Loans or (ii) the Borrower does not own aggregate portfolio assets that could be converted to cash within 30 days in an amount that would exceed the aggregate outstanding principal balance of the Loans. The parties hereto shall reasonably cooperate in the preparation of the Independent Valuation Report, including, without limitation, (i) by the provision by the Borrower of such documents and information as shall be reasonably requested by the Valuation Consultant to prepare the Independent Valuation Report and (ii) by providing each party hereto access to work papers prepared and/or utilized in connection with each such Independent Valuation Report.

9. Section 6.01(b) of the Credit Agreement is hereby amended by replacing the phrase “or 5.23” contained therein, with the phrase “, 5.23 or 5.24”.

10. Exhibit D to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit D hereto.

11. The Credit Agreement is hereby amended by (a) adding an Exhibit H thereto in the form of Exhibit H hereto, and (b) adding an Exhibit I thereto in the form of Exhibit I hereto.

12. Paragraphs 1 through 11 of this Amendment shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a) the Agent shall have received from the Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include electronic mail transmission (in printable format) or facsimile of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b) the Agent shall have received from the Borrower a manually signed certificate from an Authorized Signatory of the Borrower, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the board of directors of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, and (iii) certifying that the Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since September 20, 2016, or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c) the Agent shall have received from the Borrower a manually signed certificate from an Authorized Signatory, in all respects satisfactory to the Agent, (i) representing and warranting that after giving effect to the amendments contained in this Amendment, the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all respects on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (ii) certifying that neither the execution and delivery by the Borrower of this Amendment nor the consummation of the transactions contemplated by the Amendment and the Credit Agreement, as amended hereby, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will conflict with, or result in a breach or violation of, or constitute a default under any contractual restriction (including any such contractual restriction governing the BNP Debt) binding on or affecting the Borrower or any of its assets;

(d) the Agent shall have received a Cash Flow Report and a Liquidity Report;

(e) the Agent shall have received the legal opinion of Ropes & Gray LLP, outside counsel for the Borrower, addressed to the Agent and the Banks and covering such matters relating to the transactions contemplated hereby as the Agent may reasonably request;

(f) the Agent shall have received from the Borrower a manually signed Borrowing Base Report from an Authorized Signatory, in all respects satisfactory to the Agent, evidencing that the Borrowing Base as of the close of business on the Domestic Business Day immediately preceding the Amendment Effective Date is equal to or greater than the Closing Date Loan Balance;

(g) the Borrower shall have paid to the Agent an amendment fee in the amount of $100,000, which fee shall be deemed fully earned and non-refundable upon payment thereof; and

(h) the Borrower shall have paid all reasonable out-of-pocket fees and expenses incurred by the Agent (including, without limitation, reasonable legal fees and disbursements of counsel to the Agent) in connection herewith to the extent they have been invoiced prior to the date hereof and are payable by the Borrower pursuant to Section 9.03 of the Credit Agreement.

13. Except as expressly set forth herein, the Loan Documents shall remain in full force and effect, and no amendment or waiver in respect of any term or condition of any Loan Document shall be deemed to be an amendment or waiver in respect of any other term or condition contained in any Loan Document.

14. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. Delivery of an electronic counterpart to this Amendment (which may include electronic mail transmission (in printable format) or facsimile of a signed signature page of this Amendment) shall be as effective as delivery of an original counterpart.

15. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, each party hereto, intending this Amendment No. 7 to Amended and Restated Credit Agreement to take effect as an agreement under seal, has caused this agreement to be duly executed by its duly authorized representative(s) as of the day and year first above written.

NEXPOINT CREDIT STRATEGIES FUND

By:	/s/ Frank Waterhouse
Name: Frank Waterhouse
Title: Treasurer

STATE STREET BANK AND TRUST COMPANY, individually and as Agent

By:	/s/ James H. Reichert
Name: James H. Reichert
Title: Vice President

NexPoint Credit Strategies Fund - Amendment No. 7

EXHIBIT D

FORM OF BORROWING BASE REPORT

Date

To each of the Banks referred

to below

c/o State Street Bank and

Trust Company, as Agent

Customer Service Unit

M/S CCB0900

One Iron Street

Boston, MA 02210

Attention:

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of May 16, 2013 (as amended and in effect from time to time, the “Credit Agreement”), by and among NEXPOINT CREDIT STRATEGIES FUND, a Delaware statutory trust (the “Borrower”), the lending institutions referred to therein as Banks (collectively, the “Banks”), and State Street Bank and Trust Company, as agent for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

This Borrowing Base Report is delivered to you pursuant to Section 5.01(c) of the Credit Agreement. The undersigned hereby certifies to you that (a) Annex 1 is a true and accurate calculation of the Borrowing Base as at the end of [INSERT DATE], determined in accordance with the requirements of the Credit Agreement, and (b) Annex 2 is a true and accurate list of assets owned by the Borrower as of the date hereof which, pursuant to the provisions of this Section 2.3 of the Security Agreement, do not constitute Collateral.

NEXPOINT CREDIT STRATEGIES FUND

By:
Name:
Title:

Annex 1

to Borrowing Base Report

As of:

a) Total Assets	$

Total liabilities	$

Plus: Financial Contract Liability (without duplication)	$

Plus: Debt (without duplication)	$

Less: Senior Securities Representing Indebtedness	($ )

b) Total Liabilities:	$

Adjusted Net Assets (a minus b)	$

Borrowing Base shall equal the lesser of:

(i) 33 1/3% of Adjusted Net Assets	$

or

(ii) The sum of:

90% of the aggregate Asset Value of (x) all Eligible Commercial Paper rated A1 or better by S&P or P1 or better by Moody’s and (y) all Eligible Government Securities	$

80% of the aggregate Asset Value of the following, in each case rated BBB- or better by S&P or Baa3 or better by Moody’s: (x) all Eligible Domestic Debt Securities, (y) all Eligible OECD Sovereign Debt Securities, and (z) all Eligible Guaranteed Debt Securities	$

[75%][1][75%][2][50%][3] of the aggregate Asset Value of (x) all Eligible Senior Loans which have a market value greater than 50% of the par value thereof, and (y) all Eligible Tier 1 CLO Debt Securities	$

70% of Eligible Domestic Debt Securities rated BB- or better (but lower than BBB-) by S&P or Ba3 or better (but lower than Baa3) by Moody’s	$

60% of the aggregate Asset Value of all Eligible Domestic Debt Securities rated B- or better (but lower than BB-) by S&P or B3 or better (but lower than Ba3) by Moody’s	$

[50%][4][50%][5][30%][6] of all Eligible CLO Equity Securities	$

[1]	For a Borrowing Base Report dated as of a date within Period I select this percentage and delete the other two percentages.
[2]	For a Borrowing Base Report dated as of a date within Period II select this percentage and delete the other two percentages.
[3]	For a Borrowing Base Report dated as of a date within Period III select this percentage and delete the other two percentages.
[4]	For a Borrowing Base Report dated as of a date within Period I select this percentage and delete the other two percentages.
[5]	For a Borrowing Base Report dated as of a date within Period II select this percentage and delete the other two percentages.
[6]	For a Borrowing Base Report dated as of a date within Period III select this percentage and delete the other two percentages.

50% of the aggregate Asset Value of all Eligible Domestic Equity Securities	$

Sub-total	$ [7],[8]

[15%][9][7.5%][10][0%][11] of the aggregate Asset Value of all Eligible Other Investments	$

Sum	$ [12]

[7]	If any Security or other investment has a lower rating from one rating agency than from another, the higher rating shall be disregarded for purposes of the foregoing
[8]	No asset shall be included in this subtotal if it constitutes an Illiquid Asset or an Unquoted Investment
[9]	For a Borrowing Base Report dated as of a date within Period I select this percentage and delete the other two percentages.
[10]	For a Borrowing Base Report dated as of a date within Period II select this percentage and delete the other two percentages.
[11]	For a Borrowing Base Report dated as of a date within Period III select this percentage and delete the other two percentages.
[12]	No asset shall be included in this Sum if it is the subject of a reverse repurchase agreement, dollar roll or securities lending transaction

Annex 2

to Borrowing Base Report

As of: ________________________

EXHIBIT H

Form of Cash Flow Report

NexPoint Credit Strategies Fund

Cash Flow Projections through 12/31/17

Month	Beginning Cash	Net Investment Income[1]	Rights Offering Proceeds[2]	Net Asset Principal Transactions[3]	Dividend Payment	SSB Loan Repayment[4]	Ending Cash
March	$1,049,513	$3,101,443	$—	$5,000,000	$(3,206,819)	$(5,000,000)	$944,137
April	944,137	514,734	—	7,500,000	(3,207,630)	(5,000,000)	751,242
May	751,242	7,335,900	121,000,000	(120,000,000)	(3,208,440)	(5,000,000)	878,702
June	878,702	444,777	—	8,500,000	(4,278,251)	(5,000,000)	545,227
July	545,227	1,079,561	—	13,000,000	(4,279,332)	(10,000,000)	345,456
August	345,456	5,456,626	—	9,000,000	(4,280,414)	(10,000,000)	521,669
September	521,669	132,360	—	14,000,000	(4,281,495)	(10,000,000)	372,533
October	372,533	982,423	—	13,500,000	(4,282,577)	(10,000,000)	572,379
November	572,379	6,153,409	—	8,000,000	(4,283,659)	(10,000,000)	442,128
December	442,128	270,777	—	40,000,000	(4,284,742)	(35,650,000)	778,163

Totals		$25,472,010	$121,000,000	$(1,500,000)	$(39,593,360)	$(105,650,000)

Notes:

[1]	“Net Investment Income” includes projections of interest and dividends, and is net of operating expenses.

•	Operating expenses include audit fees, interest expense, legal fees, admin/accounting fees, transfer agency fees, printing costs, trustee fees, and other expenses of the fund, and are based on actual historical values.

•	Income is variable month-to-month largely because of quarterly CLO payments.

•	Assets purchased and sold are assumed to generate 7% gross cash yield (which approximates the current portfolio cash yield), and this yield is included in the calculation of Net Investment Income

[2]	“Rights Offering Proceeds” assumes a fully subscribed rights offering that generates approximately 5.3mm new shares. Proceeds are calculated using closing price as of March 10, 2017 ($22.70), rounded to the nearest million. Amounts actually raised could differ materially from this assumption.
[3]	Proceeds from principal transactions may represent gross proceeds from unpledged assets sold that do not have any offsetting margin repayment, but may also represent net amounts generated from pledged assets sold after repayment of margin obligations.

•	For the rights offering, the projections assume that a portion of the rights offering proceeds effectively go to paying down the SSB facility, with the remainder invested in new assets. These new asset purchases may either be in cash or on margin.

[4]	“SSB Loan Repayment” amount shown for March was already paid on March 6, 2017. All other amounts shown are expected to be paid on or around the 6th of each month except in December, where $10mm will be paid on or around December 6, and the remaining $25,650,000 will be paid on or around December 15.

•	For operational/logistical reasons, Highland prefers for payment to be due on or around the 6th of each month to allow time between the monthly dividend payment (the end of the month) and the monthly loan repayment.

EXHIBIT I

Form of Liquidity Report

NexPoint Credit Strategies Fund

Liquidity Bucketing

As of: March 10, 2017

				Days Convertble to Cash
CUSIP	Instrument	AssetType	MV Net of Margin	1-3 Days	4-15 Days	16-30 Days	31-60 Days	61-90 Days	90+Days
‘91914QAA4	VAHA 2004-IA Variable - 08/2012 - 91914QAA4 @ Variable 0,0000 8/1/2012	CLO Equity	337,500	—	337,500	—	—	—	—
‘95736T206	Westcbestcr CLO, Ltd Class l Preference Shares 144A	CLO Equity	14,520,989	—	—	—	14,520,989	—	—
’ACIO6QHVS	,ALLENBY	Equlty		—	—	—	—	—
‘024490302	ABNTQ	Equity	100,658	—	—	—	—	—	100,658
‘00685R409	ADPAS	Equity	100	100	—	—	—	—	—
‘039380407	ARCH	Equity	36,657	36,657	—	—	—	—	—
‘039380118	ARRHW US	Equity	125,183	—	125,183	—	—	—	—
‘ACI04F3G9	CCD Equity Partners LLC EquityInterest	Equity	857,790	—	—	—	—	—	857,790
‘12508E101	CDK	Equity	16,628	16,628	—	—	—	—	—
‘231082603	CMLS	Equity	4,788	4,788	—	—	—	—	—
’ACIO6QHTO	CMOGE	Equity	—	—	—	—	—	—	—
‘13057Q206	CRC	Equity	5,050	5,050	—	—	—	—	—
‘ACID9NHZ0	Entegra TC LLC Class A Units	Equity	655,500	—	—	—	—	—	655,500
‘ACI09NH56	Entegra TC LLC Class B Units	Equity	—	—	—	—	—	—	—
‘ACI04F4P8	Genesys Limited	Equity	763,200	—	—	—	—		763,200
‘389375205	GTN/A	Equity	69,930	69,930	—	—	—	—	—
‘494558119	KMI 05/25/17 C40	Equity	16,995		—	—	—	—	16,995
‘ACI04K402	LLV Holdco, LLC litigation Trust Units	Equity	—	—	—	—	—	—	—
‘ACI04K3Y9	LLV Holdco, LLC Series A Memberahip Interest (Common)	Equity	—	—	—	—	—	—	—
‘ACI04K2R5	LLV Holdco, LLC Series B Membership Interest (Common)	Equlty	—	—	—	—	—	—	—
‘ACI04JP93	LLV Holdco, LLC Series C Membership Interests (Warrants)	Equity	—	—	—	—	—	—	—
‘ACI04JPH5	LLV Holdco, LLC Series D Membership Interests (Warrants)	Equity	—	—	—	—	—	—	—
‘ACI04JNT1	LLV Holdco, LLC Series E Membership Interests (Warrants)	Equity	—	—	—	—	—	—	—
ACI04JPG7	LLV Holdco, LLC Series F Membership Interests (Warrants)	Equity	—	—	—	—	—	—	—
‘AC104JN53	LLV Holdco, LLC Series G Membership Interests (Warrants)	Equity	—	—	—	—	—	—	—
‘543831106	LORL	Equity	190,328	150,328	—	—	—	—	—
‘48273U102	LRN	Equity	1,113,759	1,113,759	—	—	—	—	—
‘ACI04HX31	Metro-Goldwyn-Mayer Inc, Clasa A Common Stock	Equity	30,573,779	—	30,578,779	—	—	—	—
‘55336L102	MPMQ	Equity	4,340,313	—	4,340,313	—	—	—	—
‘55933J203	MX	Equity	7	7	—	—	—	—	—
‘ACI095T45	Nexpoint Real Estate Capital, LLC	Equity	95,744,435	—	—	—	—	—	95,744,435
‘ACI0646W4	NexPoint Real Estate Opportunlties, LLC	Equity	70,553,007	—	—	—	—	—	70,953,007
‘25490K570	NUGT	Equity	81534	81,534	—	—	—	—	—
‘G66964100	ORlG	Equity	1,507,106	1,507,106	—	—	—	—	—
‘70686R302	PCO	Equity	746,570	746,570	—	—	—	—	—
‘924BSS909	Specialcy Financial Products DesiGnated Actlvity Company	Equity	17,639,381	—	—	—	—	—	17,639,381
‘818097107	SSEIQ	Equity	(930)	—	(930)	—	—	—	—
‘ACI09ZQM2	TerreStar Corporation New Common	Equity	34,861,483		—	—	—	—	34,861,483
‘887228104	TIME	Equity	3,696	3,696	—	—	—	—	—
‘90184L102	TWTR	Equity	6,219,536	6219,536	—	—	—	—	—
‘962CAW900	Vertellus Holdings LLC Common	Equity	743,996	—	—	743,996		—	—
‘931ESA903	Vistra Energy Corp, (fka TCEH Corp,) TXU TRA rights	Equity	2,307,232	—	2,307,232	—	—	—	—
‘92840M102	VSTE	Equity	17,592,613	17,992,613	—	—	—	—	—

NexPoint Credit Strategies Fund

Liquidity Bucketing

As of: March 10, 2017

					Days Convertble to Cash
CUSIP	Instrument	AssetType	MV Net of Margin		1-3 Days	4-15 Days	16-30 Days	31-60 Days	61-90 Days	90+Days
‘00089PAA6	ACIS 2013 - IA Float - 04/2024 - E - 00089PAA6 @ LIBOR S.6000 4/18/2024	ABS		4,294,125	—	4.294,125	—	—	—	—
‘00089PA84	ACIS 2013 - IA Float - 04/2024 - F - 00089PAB4 @ LIBOR 6.5000 4/18/2024	ABS		3,118,096	—	8.118,096	—	—	—	—
‘00100GAA1	ACIS 2014-3A Float - 02/2026 - E - 00100GAA1@ LIBOR 4.7500 2/1/2025	ABS		5,064,600	—	5,064,600	—	—	—	—
‘00100GAC7	ACIS 2014-3A Float - 02/2025 - F - 00100GAC7 @ LIBOR 5.6000 2/1/2026	ABS		3,800,000	—	3,800,000	—	—	—	—
‘03764FAB2	APID 2013-12A Float - 04/2025 - F - 03764FAB2 @ LIBOR 4,9000 4/15/2025	ABS		865,200	—	865,200	—	—	—	—
‘12549WAC6	CIFC 2014-4A Float -10/2026 - F - 12549WAC6 @ LIBOR S.6000 10/17/2026	ABS	•	866,220	—	866,220	—	—	—	—
‘338424AC8	FLAGS 2014-8A Float - 01/2026 - F - 338424AC8 @ LIBOR 5.8500 1/16/2026	ABS		670,000	—	670,000	—	—	—	—
‘389668AA2	GCLO 2006-IA Ftoating - 11/2021 - D - 389668AA2 @ LIBOR 3.6000 11/1/2021	ABS		2,478,971	—	2,478,971	—	—	—	—
‘39808GAC0	GWOLF 2013-lA Float - 04/2025 - E - 398O8GACO @ LIBOR 5.0500 4/15/2025	ABS		758,285	—	758,285	—	—	—	—
‘976EGJII4	HLF IX Floating - 08/2014 - CI - 43037QAE9 @ LIBOR 2.5000 5/2/2017	ABS		589,202	—	—	—	—	—	589,202
‘404185AG5	HPCDO 2006-1A Float -11/2051 - A2 404185AG5 @1 LOBOR 0.4000 11/25/2051	ABS		6,822,051	—	6,822,051	—	—	—	—
‘92557FAC4	VIBR 2013 - 2A Float - 07/2024 - E - 92557FAC4 @ LIBOR 5.5000 7/24/2024	ABS		1,722.000	—	1,722,000	—	—	—	—
‘02563LAC2	American Energy Pcrrrian Basln, LLC 7.375% - 11/2021 - 02563LAC2 FIX 7,375% 11/l/2021	Bond		558	—	558	—	—	—	—
‘053499AJ8	Avova Inc. 10.5% - 03/2021 - 053499AJ8144A FIX 10.5% 3/1/2021	Bond		5,168,202	5,168,202	—	—	—	—	—
‘AC104LG64	Celtic Pharma Phinco B.V. (Pharma Vll) 17.000% - 06/2012 - 15118WAA4 FIX 17% 12/15/2013	Bond		—	—	—	—	—	—	—
‘247126AB1	Delphi Corporation 6.500% - 05/2009 - 247126AB1 FIX 6.5% 5/1/2009	Bond		175,781	—	175,781	—	—	—	—
‘247126AD7	Delphi Corporation 6.550% - 06/2006 - 247126AD7 FIX 6.5500002% 6/15/2006	Bond		184,359	—	184,359	—	—	—	—
‘247126AC9	Delphi Corporation 7.125% - 05/2029 - 24712SAC9 FIX 7.125% 5/1/2029	Bond		397,949	—	397,949	—	—	—	—
‘184502BQ4	iHeartCommunications, Inc. (fka Clear Channel Communications. Inc.) 14.000% -02/2021 - 184502BQ4 FIX 149%	Bond		803,867	803,867	—	—	—	—	—
‘67500PAA6	Occan Rig UDW Inc. 7.250% - 04/2019 - 67500PAA6 144A FIX 7.25% 4/1/2019	Bond		4,420,750	4,420.750	—	—	—	—	—
‘80874YAU4	Scientlflc Games International, Inc. 10.000% - 12/2022 - 80874YAU4 FIX 10% 12/1/2022	Bond		1,644,496	1,644.496	—	—	—	—	—
‘382ESCAM8	Texas Competitive Electric Holdings. Company LLC (TXU) 11.500% - 10/2020 - 882ESCAM8 FIX 11.5% 10/1/202C	Bond		62,500	62.500	—	—	—	—	—
‘882ESC239	Texas Competitive Electric Holdings Company LLC (TXU) 15.000% - 04/2021 - 882ESC239 FiX 15% 4/1/2021	Bond		156,000	156,000	—	—	—	—	—
‘92275PAF6	Venoco, Inc. S.875% - 02/2019 - 92275PAF6 FIX 8.875% 2/15/2019	Bond		100,000	—	—	—	100,000	—	—
‘00306M300	ABERD	CLO Equity		4,422,500	—	4,422,500	—	—	—	—
‘00089PAC2	ACIS 2013 - IA Zero Coupon - 04/2024 - SUB - 00089PAC2 @ Zero Coupon 0.0000 4/18/2024	CLO Equity		5,304,950	—	5,304,950	—	—	—	—
‘004524AD6	ACIS 2015-6A Zero Coupon - 05/2027 - SUB - 004524AD6 @ Zero Coupon 0.0000 5/1/2027	CLO Equity		4,678,588	—	4,678,688	—	—	—	—
‘00164AAC3	ALM 2013 - 7R2A Zero Coupon - 10/2116 - SUBR - 00164AAC3 @ Zero Coupon 0.0000 10/15/2116	CLO Equity		1,597,500	—	1,597,500	—	—	—	—
‘107264202	Brcntwood CLO Ltd Class l Preference Shares	CLO Equity		432,000	—	432,000	—	—	—	—
‘107264400	Brentwocd CLO Ltd Class II Preference Shares	CLO Equity		4,968,000	—	4,968,000	—	—	—	—
‘087633AE3	BTNY 2015-1A Zero Coupon - 04/2027 - SUB - 037633AE3 @Zero Coupon 0.0000 4/15/2027	CLO Equity		1,038,268	—	1,038,268	—	—	—	—
‘27734A306	Eastland CLO Ltd Preferred Share	CLO Equity		1,503,250	—	1.503,250	—	—	—	—
‘27734A400	Easttand CLO Ud Preferred Share II	CLO Equity		10,372,425	—	—	—	10,372,425	—	—
‘37866PAB5	Gleneaples CLO, LTD. Preference Shares	CLO Equity		2,983,750	—	2.983,750	—	—	—	—
‘389668302	Grayion CLO, Ltd. Clasa II Preference Shares	CLO Equity		21,549,271	—	—	—	21,649,271	—	—
‘33977P202	Grayson Invostors Corp. Preferred	CLO Equity		518,753	—	518,753	—	—	—	—
‘39364P201	Greenbnar ClO LTD Clasa 1 Preference Shares	CLO Eauity		1,781,250	—	1,781,250	—	—	—	—
‘39364P300	Greenbrlar CLO LTD Gass 2 Preference Shares	CLO Equity		18,525,000	—	—	—	18,525,000	—	—
‘530360205	Liberty CLO, Ltd. Preferred	CLO Equity		694,250	—	694,250	—	—	—	—
‘75636X308	Red River ClO, Ltd. Red River CLO	CLO Equity		2,262,293	—	2,262,293	—	—	—	—
‘774261127	Rockwall CDO, Ltd. Preferred Shares	CLO Equity		7,415,625	—	7,415,625	—	—	—	—
‘84427P202	Southfork CLO Ltd. Variable -05/2017 - 84427P202	CLO Equity		1,747,500	—	1,747,500	—	—	—	—
‘86230C301	STRAF 2007-1A Class 2 Preference Shares	CLO Equity		20,890,478	—		—	20,890.478	—	—

NexPoint Credit Strategics Fund

Liquidity Bucketing

As of: March 10, 2017

				Days Convertible to Cash
CUSIP	Instrument	Asset Type	MV Net of Margin	1-3 Days	4-15 Days	16-30 Days	31-60 Days	61-90 Days	90+Days
‘98954M200	Z	Equity	(4,956,120)	(4,956,120)	—	—	—	—	—
‘98954M101	ZG	Equity	(1,763,496)	(1,763,496)	—	—	—	—	—
’05501TAC3	Azure Midstream Energy LLC TL @ LIBOR 6.5% 11/15/2018	Loan	417,874	—	417,874	—	—	—	—
‘Y2112GAB4	DrIIIships Financing Holding Inc. (Ocean Rig) T/L B @ LIBOR 5% 3/31/2021	Loan	4,981,782	—	4,981,782	—	—	—	—
‘975NCKII6	Endurance Business Media, Inc. TL@ LIBOR 4.5% 12/14/2014	Loan	0	—		—	—	—	0
‘31659HAJ0	Fleldwood Energy LLC FLLO Facility (First LIen) @ LIBOR 7.125% 9/30/2020	Loan	750,632	—	750,632	—	—	—	—
‘31659HAG6	Fleldwood Energy LLC Reserve Based Term Loan @ LIBOR 7% 8/31/2020	Loan	476,089	—	476,089	—	—	—	—
‘31659HAF8	Fleldwood Energy LLCTL @ LIBOR 7.125% 9/30/2020	Loan	516,902	—	516,902	—	—	—	—
‘921FHSII6	Ginn LA Condult Lender, Inc. 1st Lien A CL Deposit @ PRIME 4.5% 6/8/2011	Loan	0	—	—	—	—	—	0
‘955KMAJ17	Ginn LA Condult Lender, Inc. 1st Lien Tr B TL@PRIME 4.5% 6/8/2011	Loan	(0)	—	—	—	—	—	(0)
‘986QYMII8	Henson No. 4 Limited (Peacock Group) Facility C @ LIBOR 5.5% 5/9/2016	Loan	(0)	—	—	—	—	—	(0)
‘986QYLIIO	Henson No. 4 Limited (Peacock Group) GBP TL B@ LIBOR 5.5% 5/9/2016	Loan	(0)	—	—	—	—	—	(0)
‘921FHQII0	LBREP/L-Suncal Master I LLC Term Loan(First Lien) @ PRIME 2.25% 1/18/2010	Loan	(0)	—	—	—	—	—	(0)
‘930WMKl19	LLV Holdco, LLC Revolver @ FIXED 5% 2/28/2017	Loan	8,249,654	—	8,249,654	—	—	—	—
[1]97605JJI3	TerreStar Corporation Term Loan A @ LIBOR 11% 2/27/2020	Loan	15,954,097	—	—	15,954,097	—	—	—
‘931ESB901	Texas Competitive Electric Holdings Company LLC (TXU) Escrow Loan Extended @ LIBOR 0%	Loan	282,485	282,485	—	—	—	—	—
88233FAF7	Texas Competitive Electric Holdings Company LLC (TXU) Escrow Loan Non Extended @ LIBOR 0%	Loan	63,750	63,750	—	—	—	—	—
‘930UKDII1	Vertellus Holdings LLC DIP Facility @ LIBOR 9% 4/30/2018	Loan	1,345,559	—	1,345,559	—	—	—	—
‘962PTPII7	Vertellus Holdings LLC Term Loan (Second Lien) @ LIBOR 12% 10/31/2021	Loan	731,596	—	731,596	—	—	—	—
‘948627AU8	Weight Watchers International, Inc. Initial Tranche B-2Term Loan @ LIBOR 3.25% 4/2/2020	Loan	13,605,056	—	13,605,056	—	—	—	—
‘040114GKD	REPUBLIC OF ARGENTINA 2,500%-12/2038- 040114GK0 FIX 2.5% 12/31/2038	Sovereign	466,875	466,875	—	—	—	—	—
‘040114GU8	REPUBLIC OF ARGENTINA 7.625%-04/2046-040114GU8 144A FIX 7.625% 4/22/2046	Sovereign	1,000,000	1,000,000	—	—	—	—	—

			$506,605,510	$35,337,611	$146,329,994	$16,698,093	$86,058,162	$—	$222,181,651